Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

II-VI Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule (2)	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, no par value	Other	12,958,877 shares (3)	$51.06	$661,680,259.62	$0.0000927	$61,337.76
Total Offering Amounts					$661,680,259.62		$61,337.76
Total Fee Offsets							—
Net Fee Due							$61,337.76

(1)

This Registration Statement also registers additional securities to be offered or issued upon any adjustment or change made to the registered securities by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of II-VI Incorporated’s (the “Registrant”) outstanding shares of common stock, no par value (“Common Stock”), as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low trading prices for the Common Stock on The Nasdaq Global Select Market on June 30, 2022, which was $51.06.

(3)

Represents (i) 1,999,523 shares of the Registrant’s Common Stock issuable pursuant to restricted stock units granted pursuant to the Coherent, Inc. 2011 Equity Incentive Plan or the Coherent, Inc. Equity Incentive Plan (the “Coherent Equity Incentive Plans”) that were assumed by the Registrant in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of March 25, 2021 (the “Merger Agreement”), by and among the Registrant, Watson Merger Sub Inc. and Coherent, Inc. and (ii) 10,959,354 shares of the Registrant’s Common Stock issuable under the Coherent Equity Incentive Plans, the unused capacity of which was assumed by the Registrant in connection with the consummation of the transactions contemplated by the Merger Agreement.